SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Ambient Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                               Ambient Corporation
                               1033 Beacon Street
                         Brookline, Massachusetts, 02446

                    Notice of Annual Meeting of Stockholders

      NOTICE IS HEREBY GIVEN that the 2000 annual meeting (the "Annual Meeting") of stockholders of AMBIENT CORPORATION (the "Company") will be held at the Company's offices at 1033 Beacon Street, Brookline, Massachusetts, 02446, at 10 A.M., local time, on Monday, November 27, 2000, for the following purposes:

      (i) elect a director of the Company to hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified;

      (ii) amend the Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), that the Company is authorized to issue from time to time, from 20 million to 100 million shares;

      (iii) ratify the adoption of the Company's 2000 Equity Incentive Plan;

      (iv) ratify the issuance of stock options to certain of the Company's senior executives and key employees;

      (v) to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000; and

      (vi) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on October 6, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A copy of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1999 and the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 are enclosed.

      If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided. The proxy is revocable at any time by you prior to its exercise and will not affect your right to vote in person in the event you attend the Annual Meeting.

                                       By Order of the Board of Directors

                                       Mark S. Isaacson
                                       Chairman of the Board

November 10, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                               Ambient Corporation
                               1033 Beacon Street
                         Brookline, Massachusetts, 02446

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                         to be held on November 27, 2000

                            ------------------------

                                  Introduction

      This Proxy Statement is sent to stockholders of Ambient Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the Company's offices at 1033 Beacon Street, Brookline, Massachusetts, 02446, on Monday, November 27, 2000, at 10:00 a.m., and any adjournment(s) thereof. The purposes of the Annual Meeting are:

      (i) elect a director of the Company to hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified;

      (ii) amend the Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), that the Company is authorized to issue from time to time, from 20 million to 100 million shares;

      (iii) ratify the adoption of the Company's 2000 Equity Incentive Plan;

      (iv) ratify the issuance of stock options to certain of the Company's senior executives and key employees;

      (v) to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000; and

      (vi) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      If the enclosed proxy cards are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as director of the nominee of the Board of Directors named below; (ii) for the proposal to amend the Certificate of Incorporation of the Company; (iii) for the ratification of the adoption of the Company's 2000 Equity Incentive Plan; (iv) for the ratification of of the issuance of stock options to certain senior Company executives and key personnel; (v) for the proposal to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000; and (vi) in the discretion of the Proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

      Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement is first being mailed to stockholders on or about November 10, 2000.

                       VOTING RIGHTS AND VOTING SECURITIES

      All voting rights are vested exclusively in the holders of the Common Stock and the holders of certain convertible preferred stock. Only holders of Common Stock and such convertible preferred stock of record at the close of business on October 6, 2000, will be entitled to receive notice of and to vote at the Annual Meeting. As of October 6, 2000 the Company had outstanding a total of 12,839,083 shares of Common Stock and 1,125,000 shares of convertible preferred shares. Each holder of Common Stock and convertible preferred stock is entitled to one vote for each share held either in person or by proxy.

      The holders of a majority of the issued and outstanding shares, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Director); the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (Increase in Authorized Common Stock); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 3 (2000 Equity Incentive Plan) and Proposal No. 5 (Ratification of Independent Public Accountants). Proposal No. 4 (Ratification of Stock Option Issuances to Certain Company Executives) is being presented to the stockholders in accordance with the provisions of Rule 16b-3 promulgated under The Securities Exchange Act of 1934 relating to certain sales and purchases of the Company's securities by officers, directors and 10% stockholders, and the issuance of such stock options is not subject to approval of the stockholders; However, the issuance of the stock options is subject to the adoption by the stockholders of Proposal No. 2 (in the case of the stock option issuance to the Company's Chief Executive Officer) and Proposal No. 3 (in the case of the other stock option issuances). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals No. 2, 3, and 4. Broker non-votes will have no effect on Proposals No. 1, 3 and 5 and will be counted as votes against Proposal No. 2.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of October 6, 2000, certain information with respect to the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group:

                                            Shares of common stock   Percent of
Name and Address of Beneficial Owner        Beneficially Owned       Class (1)

Dimensional Partners, Ltd. (2)              2,000,000                13.25%
JDS Capital Management, Inc. (3)            2,000,000                13.25%
Dimensional Partners, L.P. (4)              2,000,000                13.25%
JDS Asset Management, LLC (5)               2,000,000                13.25%
Joseph D. Samberg (6)                       2,000,000                13.25%
Seneca Capital International Ltd. (7)       2,250,000                14.79%

Seneca Capital LP (8)                       2,250,000                14.79%
Grove Industries Ltd. (9)                     700,000                 5.0%
Aryeh Weinberg (10)                            71,000(11)              *
Mark S. Isaacson (12)                       1,350,000(13)             8.7%
Wilfred Kopelowitz (12)                       100,000(14)              *
Directors and executive officers
 as a group (2 persons)                     1,450,000(15)             9.3%

* Less than 1%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from October 6, 2000 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from October 6, 2000 have been exercised.

The foregoing table does not reflect the placement by the Company to certain unaffiliated private accredited investors of approximately $7,350,000 in aggregate principal amount of convertible 10% debentures. The debentures automatically convert into shares of common stock at a conversion price per share ranging from $2.00 to $3.00 immediately following the approval by stockholders of Proposal No. 2 (Increase in Authorized Common Stock). Following such approval, the Company anticipates that there will be approximately an additional 3,250,000 shares of common stock outstanding upon such conversion, as well as warrants to purchase approximately an additional 3,250,000 shares of common stock at an exercise price per share ranging between $3.50 and $8.00.

Upon conversion of the debentures and before exercise of the warrants, these investors will each own approximately 5% of the outstanding shares of common stock.

(2) Includes (i) 720,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of warrants exercisable within 60 days from October 6, 2000 (the "Dimensional II Warrants"), and (ii) 280,000 shares of common stock and 280,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of warrants exercisable within 60 days from October 6, 2000 (the "Dimensional I Warrants") held by Dimensional Partners, L.P. ("Dimensional I") (an affiliate of Dimensional Partners, Ltd. ("Dimensional II")), over which Dimensional II has shared voting and dispositive power and as to which Dimensional II disclaims beneficial ownership. The shares of convertible preferred stock issuable upon the exercise of the Dimensional I Warrants and the Dimensional II Warrants are automatically convertible upon, and are subject to, the approval of Proposal No. 2 (Increase in Authorized Common Stock). The business address of Dimensional II is Corporate Center, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands.

(3) Includes (i) 280,000 shares of common stock and 280,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional I Warrants, and (ii) 720,000 shares of common stock and 720,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional II Warrants, over which JDS Capital Management, Inc. ("JDSCM") has shared voting and dispositive power and as to which JDSCM disclaims beneficial ownership. JDSCM is the investment manager and subadvisor of Dimensional II. The shares of convertible preferred stock issuable upon the exercise of the Dimensional I Warrants and the Dimensional II Warrants are automatically convertible upon, and are subject to, the approval of Proposal No. 2

(Increase in Authorized Common Stock). The business address of JDSCM is 780 Third Avenue, 45th Floor, New York, New York 10017.

(4) Includes (i) 280,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional I Warrants, and (ii) 720,000 shares of common stock and 720,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional II Warrants held by Dimensional II (an affiliate of Dimensional I), over which Dimensional I has shared voting and dispositive power and as to which Dimensional I disclaims beneficial ownership. The shares of convertible preferred stock issuable upon the exercise of the Dimensional I Warrants and the Dimensional II Warrants are automatically convertible upon the approval of Proposal No. 2 (Increase in Authorized Common Stock). The business address of Dimensional I is 780 Third Avenue, 45th Floor, New York, New York 10017.

(5) Includes (i) 280,000 shares of common stock and 280,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional I Warrants, and (ii) 720,000 shares of common stock and 720,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional II Warrants, over which JDS Asset Management, LLC ("JDSAM") has shared voting and dispositive power and as to which JDSAM disclaims beneficial ownership. JDSAM is the general partner of Dimensional I. The shares of convertible preferred stock issuable upon the exercise of the Dimensional I Warrants and the Dimensional II Warrants are automatically convertible upon the approval of Proposal No. 2 (Increase in Authorized Common). The business address of JDSAM is 780 Third Avenue, 55th Floor, New York, New York 10017.

(6) Includes (i) 280,000 shares of common stock and 280,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional I Warrants, and (ii) 720,000 shares of common stock and 720,000 shares of common stock underlying the same number of shares of convertible preferred stock issuable upon exercise of the Dimensional II Warrants, over which Joseph D. Samberg ("Samberg") has shared voting and dispositive power and as to which Samberg disclaims beneficial ownership. Samberg is the managing member of JDSAM and the president of JDSCM. The shares of convertible preferred stock issuable upon the exercise of the Dimensional I Warrants and the Dimensional II Warrants are automatically convertible upon the approval of Proposal No. 2 (Increase in Authorized Common). The business address of Samberg is 780 Third Avenue, 45th Floor, New York, New York 10017.

(7) Comprised of (i) 728,500 shares of convertible preferred stock and 728,500 shares of convertible preferred stock or, in the event that Proposal No. 2 (Increase in Authorized Common Stock) is approved, 728,500 shares of common stock, issuable upon exercise of warrants exercisable within 60 days from October 6, 2000 (the "Seneca Ltd. Warrants") and (ii) 396,500 shares of convertible preferred stock and 396,500 shares of convertible preferred stock or, in the event that Proposal No. 2 (Increase in Authorized Common Stock) is approved, 728,500 shares of common stock, issuable upon exercise of warrants exercisable within 60 days from October 6, 2000 (the "Seneca LP Warrants") held by Seneca Capital LP ("Seneca LP"), an affiliate of Seneca Capital International Ltd. ("Seneca Ltd."), over which Seneca Ltd. has shared voting and dispositive power and as to which Seneca Ltd. disclaims beneficial ownership. The shares of convertible preferred stock have the same rights as attach to the common stock and are automatically convertible upon the approval of Proposal No. 2 (Increase in Authorized Common Stock). The business address of Seneca Ltd. is 527 Madison Avenue, New York, New York 10022.

(8) Comprised of (i) 396,500 shares of convertible preferred stock and 396,500 shares of convertible preferred stock issuable upon exercise of the Seneca LP Warrants and (ii) 728,500 shares of convertible preferred stock and 728,500 shares of convertible preferred stock issuable upon exercise of the Seneca Ltd. Warrants, over which Seneca LP has shared voting and dispositive power and as to which Seneca LP disclaims beneficial ownership. The shares of convertible preferred stock have the same rights as attach to the common stock and are automatically convertible upon the approval of Proposal No. 2 (Increase in Authorized Common Stock). The business address of Seneca Ltd. is 527 Madison Avenue, New York, New York 10022.

(9) The business address of such beneficial owner is 11 The Shrubberies, George Lane, South Woodford, London E181BD.

(10) The business address of such person is 11 Ma'alei Amos, North Yehuda,
Israel.

(11) Includes 51,000 fully vested options issued under our 1998 Option Plan. Mr. Weinberg resigned from the Company's employ as of October 1, 2000.

(12) The business address of each such person is c/o Ambient, 1033 Beacon Street, Brookline, Massachusetts 02446.

(13) Represents an option to purchase such number of shares, which is subject to the adoption of Proposal No. 2.

(14) Includes an option to purchase up to 90,000 of shares, which is subject to the adoption of Proposal No. 3.

(15)  See footnotes 13 and 14.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the Company's fiscal years ended December 31, 1999, 1998 and 1997 by the Company's former Chief Executive Officer and other "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                   Long-Term Compensation

                                                                    Awards                            Pay-outs
                                                                    Restricted    Securities
                                                     Other Annual   Stock         Underlying                All Other
Name and                         Salary     Bonus    Compensation   Award(s)      Options         LTIP      Compen-
Principal Position      Year     ($)        ($)      ($)            ($)           (#)          Pay-outs($)  sation($)
Aryeh Weinberg,         1999     65,666     --       --             --            51,000(2)    --           --
Former Chief            1998     52,484     --       --             --            --           --           --
Financial Officer,      1997     16,250     --       80,000(3)      --            --           --           --
Former Acting Chief
Executive Officer (1)

Yehuda Cern             1999     115,139    --       --             --            --           --           --
Former Chief            1998     120,017    --       --             --            --           --           --
Technology              1997     29,537     --       --             336,000(5)    --           --           --
Officer(4)

Jacob Davidson,         1999     23,991     --       --             --            119,000(7)   --           --
Former Chief            1998     83,244     --       --             --            --           --           --
Executive Officer(6)    1997     61,085     --       --             --            --           --           --

(1) Mr. Weinberg acted as the Company's Chief Executive Officer from September 1999 to March 2000. Mr. Weinberg resigned from his position as Chief Financial Officer and from his directorship on September 4, 2000 and continued in the employment of the Company through September 30, 2000.

(2) Represents 51,000 vested options issued in May 1999 under the Company's 1998 Stock Option Plan at an exercise price per share of $0.81. See "Certain Relationships and Related Transactions."

(3) Represents the value of 20,000 shares of the Company's common stock issued in February 1997 (based on August 1997 valuation).

(4) Dr. Cern resigned from the position of Chief Technology Officer of the Company's subsidiary Ambient Ltd., in January 2000. Dr. Cern has held the position of Chief Technology Officer of the Company's affiliate Insulated Connection Corporation, Ltd. since March 2000.

(5) Represents the value of 84,167 restricted shares of the Company's common stock issued in August 1997. Such shares vested in August 1998.

(6) Jacob Davidson resigned from the Company's employ in September 1999.

(7) Represents 119,000 vested options issued in May 1999 under the Company's 1998 Stock Option Plan at an exercise price per share of $0.81. See "Certain Relationships and Related Transactions."

      For information relating to the significant compensation of the Company's recently hired new Chief Executive Officer, Mark Isaacson, new Chief Financial Officer, Wilfred Kopelowitz and other key employees, see "Executive Compensation-Employment Agreements; Key Employees" and "SECURITIY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

                             OPTIONS GRANTED IN 1999

      The following table sets forth certain information concerning options granted during 1999 to the executive officers named in the Summary Compensation
Table:

                  Number of            Percentage of
                  Securities           Total Options       Exercise
                  Underlying           Granted to          Price      Expiration
Name              Options granted (#)  Employees in 1999   ($/Share)  Date

Jacob Davidson    119,000              70%                 0.81(1)    2009
Aryeh Weinberg     51,000              30%                 0.81(1)    2009

(1) Based on the closing price of the common stock ($0.81) on May 24, 1999, as reported on the OTC Electronic Bulletin Board.

       AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR END OPTION VALUES

                                               Number of Securities
                                               Underlying Unexercised        Value of Unexercised
                  Number of                    Options at                    in-the-Money Options
                  Shares                       December 31, 1999(#)          at December 31, 1999($)
                  Acquired on   Value
Name              Exercise (#)  Realized ($)   Exercisable / Unexercisable   Exercisable(1)/Unexercisable
Jacob Davidson    0             0              119,000 /           0         $134,470 /          0
Aryeh Weinberg    0             0               51,000 /           0         $ 57,630 /          0

(1) Based on the difference between the exercise price of such options ($0.81) and the closing price of the common stock on December 31, 1999 ($1.94), as reported on the OTC Electronic Bulletin Board.

1998 Incentive Stock Option Plan

      The Company has adopted the 1998 Incentive and Non-Qualified Stock Option Plan (the "1998 Option Plan"). The 1998 Option Plan provides for the grant of options to purchase shares of common stock to eligible employees, officers, directors, consultants and service providers of the Company. A total of 250,000 shares of common stock have been reserved for issuance under the 1998 Option Plan.

      The Company's current policy is that all full time key employees be considered annually for the possible grant of stock options, depending upon employee performance. The criteria for the awards are experience, uniqueness of contribution and level of performance shown during the year. Stock options are intended to improve loyalty to the company and help make each employee aware of the importance of the Company's business success.

      The 1998 Option Plan is administered by the Board of Directors. The Board has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1998 Option Plan. Options granted under the 1998 Option Plan may be non-qualified stock options or Incentive Stock Options (an option which is intended to meet the requirements of Section 422 of the Internal Revenue Code) but in any case the exercise price of options granted may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the outstanding common stock.) Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Stock Option to any employee who owns more than 10% of the outstanding common stock). The Board may, in its discretion and subject to the terms of the 1998 Option Plan (i) accelerate the date or dates on which all or any particular option or options granted under the 1998 Option Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the 1998 Option Plan may be exercised, provided, that no such extension will be permitted if it would cause the 1998 Option Plan, or any option granted thereunder, to fail to comply with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, or if it would cause any incentive stock option granted under the 1998 Option Plan to fail to qualify as an incentive stock option. Except as described below or as otherwise determined by the Board at the date of the grant of the option, and subject to the provisions of the 1998 Option Plan, an optionee may exercise an option at any time within three months (or within such lesser period as may be specified in the applicable option agreement) following termination of the optionee's employment or other relationship with the Company (one year if such termination was due to the death or Disability (as defined) of the optionee) but in no event later than the expiration date of the Option. Except as otherwise determined by the Board at the date of the grant of an Option, if the termination of the optionee's employment or other relationship is for cause, the Option will expire immediately upon such termination. Options granted under the 1998 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1998 Option Plan, shares subject to unexercised canceled or terminated options are reserved for subsequently granted options. The number of shares of common stock reserved for issuance under the 1998 Option Plan, the number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

      As of October 6, 2000, 210,000 options to purchase shares of common stock were outstanding under the 1998 Option Plan, leaving a balance of 40,000 shares of common stock available for issuance. However, upon (and subject to) the adoption of Proposal No. 3 (2000 Equity Incentive Plan), the Company intends to discontinue use of the 1998 Option Plan and to use the 2000 Equity Incentive Plan for any option awards that may be made to its employees and consultants.

Employment Agreements

      Mark Isaacson has been acting Chief Operating Officer of PLT Solutions, Inc. since April 2000 and a director and Chief Executive Officer of the Company and Chief Executive Officer of PLT Solutions, Inc. since September 2000. Mr. Isaacson entered into a 5 year employment agreement with the company as of September 1, 2000 pursuant to which he receives an annual salary of $275,000. Upon (and subject to) the adoption of Proposal No. 2 (Increase in Authorized Common Stock), the Company undertook to issue to Mr. Isaacson fully vested options for an aggregate of 1,350,000 shares of the Company's common stock, at an exercise price per share of $1.00. In connection with any future stock issuances by the Company, Mr. Isaacson is entitled to anti-dilution protection in an amount necessary to maintain his percentage ownership of the outstanding shares of the Company's stock on a fully diluted basis on the date of grant had his option been exercised on the date of grant. In case of a change in control (as defined in the agreement), all such options will become exercisable at a price per share of $0.10. In case of any such change in control where Mr. Isaacson does not continue as Chief Executive Officer of the Company on terms and conditions substantially similar to those contained in his agreement, then he is eligible to receive one-time payment equal to, on an after tax basis, to twice his then current annual salary. Additionally, Mr. Isaacson is entitled to a bonus, payable in respect of each 12 month period commencing on September 1, 2000, in stock or cash, at the Board's option, equal to 2% of the increase in market capitalization for such 12 month period, based on the excess of the average closing bid of a share of our common stock during the last 90 days of such 12 month period times the then outstanding shares of common stock over the greater of (i)$105,000,000 or (ii) the highest previous 90 day average against which a bonus was paid under this plan. Mr. Isaacson is entitled to resign at any time on 30 days' notice. If Mr. Isaacson's employment is not renewed by the Company or is terminated by the Company for any reason other than his death or disability or cause (as defined in the agreement) or Mr. Isaacson elects to terminate the agreement upon certain pre-designated conditions, then the Company's obligations to Mr. Isaacson, including salary payment and option issuances, continue in full force. Mr. Isaacson has agreed to certain customary confidentiality and non-compete provisions continuing for one year following the termination of his employment, except that upon Mr. Isaacson's resignation upon certain pre-designated conditions, the non-compete provisions do not apply.

      Wilfred Kopelowitz entered into an employment agreement with the Company in September 2000 pursuant to which he is employed as the Company's Chief Financial Officer and Chief Financial Officer of PLT Solutions, Inc. Mr. Kopelowitz is paid an annual salary of $135,000 (which salary is scheduled to be increased to $155,000 upon the first anniversary of employment) and, upon (and subject to) the adoption of Proposal No. 3 (Equity Incentive Plan), the Company undertook to issue to him 240,000 options, 90,000 of which will be fully vested upon issuance and will be exercisable at an exercise price per share of $1.00, 75,000 options scheduled to vest in September 2001 and the remaining 75,000 options in September 2002, in each case exercisable at an exercise price per share of $2.00, subject to his continuing employment with the Company. In case of any future stock issuances by the Company, Mr. Kopelowitz is entitled to anti-dilution protection in an amount necessary to maintain his percentage ownership of our outstanding shares of common stock on a fully diluted basis on the date of grant had the option been exercised on the date of grant. In case of a change in control (as defined in the agreement), all options will immediately vest at a per share exercise price of $0.10. The employment agreement is for 2 years and is to renew automatically unless either party gives the other notice 3 months prior to scheduled expiration of its election to not renew. Mr. Kopelowitz has agreed to certain customary confidentiality and non-compete provisions.

      Michael Braunold served as the Company's Chief Executive Officer and as the Chief Executive Officer of PLT Solutions Inc. from March 2000 until his resignation from such positions on September 12, 2000. At the time of his resignation, he received a monthly salary of $3,000. Mr. Braunold has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting employees for one year, following the termination of his employment. In connection with his resignation, we paid to Mr. Braunold a one-lump sum payment of $150,000 and undertook to issue shares of our common stock. See "Certain Relationships and Related Transactions."

      The Company entered into an employment agreement in March 2000 with Aryeh Weinberg pursuant to which Mr. Weinberg was employed as the Company's Chief Financial Officer until his resignation from such position on September 4, 2000. Mr. Weinberg remained in the employ of the Company through September 30, 2000. At the time of his resignation, Mr. Weinberg received an annual salary of $72,000. Mr. Weinberg has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting employees for one year, following the termination of his employment. In connection with his impending resignation from our company, we undertook to pay to Mr. Weinberg a one-lump sum payment equal to six-months' salary as well as accelerate the vesting on certain stock options he received in 2000 and issue to him shares of our common stock. See "Certain Relations and Related Transactions".

Key Employees

      The Company entered into an employment agreement with Ram Rao effective as of September 2000 pursuant to which he is employed as the Company's Chief Network Architect. Mr. Rao is paid an annual salary of approximately $130,000 and, upon (and subject to) the adoption of Proposal No. 3 (Equity Incentive
Plan), we undertook to issue to him 120,000 options exercisable at an exercise price per share to be agreed upon, to vest equally over 4 years, with the first installment of 30,000 shares scheduled to vest in September 2001 and subsequent installments of 30,000 shares scheduled to vest in each of September 2002, 2003 and 2004, subject to his continuing employment with the Company. The employment agreement is for a period of two years and is to renew automatically unless either party gives notice to the other prior to the scheduled expiration date of its election to not renew. Mr. Rao has agreed to certain customary confidentiality and non-compete provisions.

      Yehuda Cern is the Chief Technical Officer of Insulated Connection Corporation, Ltd. (ICC). Dr. Cern entered into an employment agreement with ICC in February 2000. He receives a base salary of $5,785 per month, which may be increased to up to $11,570 according to the number of hours he works per month. In addition, he was issued shares of common stock in an amount equal to 9.9% of the issued and outstanding equity of the Company's subsidiary, PLT Solutions, Inc. Upon and subject to the adoption of Proposal No. 3 (Equity Incentive Plan), Dr. Cern will be granted by the Company 100,000 options to acquire the Company's common stock, at an exercise price per share of $2.50, of which 50,000 will vest upon the first anniversary, and an additional 50,000 options which will vest upon the second anniversary, of his employment with the Company. The employment agreement is for a term of one year and will renew automatically for additional one year terms unless terminated by either party upon three months prior written notice. Dr. Cern has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company or soliciting employees of the Company for one year following the termination of his employment.

      Bernie Wolff is employed as the Chief Executive Officer of Kliks.com Ltd. pursuant to an employment agreement entered into in February 2000. Mr. Wolff receives $5,000 per month. Mr. Wolff served as the Vice-President of our company from March 2000 until September 4, 2000, whereupon he resigned from such position. We issued to Mr. Wolff 10,000 options from the 1998 Option Plan at an exercise price per share of $1.94, half of which were scheduled to vest 12 months following the commencement of employment with Kliks.com and the remaining half 24 months following the commencement of such employment. In connection with his resignation from the Vice-Presidency of our company, the vesting of the options granted under the 1998 Option Plan have been accelerated to vest in 4 quarterly installments and we undertook to issue to him additional options from our new company plan. See "Certain Relationships and Related Transactions". Mr. Wolff has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with our company for one year or soliciting employees for one year, following the termination of his employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to his employment agreement as the Company's Chief Executive Officer, we undertook in September 2000 to issue to Mr. Isaacson, upon adoption of Proposal No. 2 (Increase in Authorized Common Stock), options to purchase up to 1,350,000 shares of the Company's common stock, at an exercise price per share of $1. Upon the occurrence of a change in control (as defined in the agreement), these options are immediately exercisable at a per share price of $0.10.

      In September 2000 the Company undertook to issue to its newly hired Chief Financial Officer, Wilfred Kopelowitz, upon (and subject to) the adoption of Proposal No. 3 (Equity Incentive Plan), 240,000 options, 90,000 of which will be fully vested upon issuance at an exercise price of $1, 75,000 options scheduled to vest in September 2001 and the remaining in September 2002, in each case at an exercise price of $2. Upon the occurrence of a "change in control" (as defined in the agreement), these options are immediately exercisable at a per share price of $0.10.

      In connection with Mr. Braunold's resignation in September 2000 from the position of the Company's Chief Executive Officer and that of PLT Solutions Inc., the Company paid to him a one-lump sum amount of $150,000 and issued a warrant to purchase up to 250,000 shares of the Company's common stock, at an exercise price per share of $0.01, such warrant exercisable commencing on (and subject to) the adoption of Proposal No. 2 (Increase in Authorized Common Stock) and continuing through the third anniversary thereof. Additionally, Mr. Braunold was irrevocably designated as the Company's designee on the Board of Directors of 49% owned subsidiary Kliks.com.

      In June 1999, the Company granted to Aryeh Weinberg, then Chief Financial Officer, 51,000 vested options under the 1998 Option Plan with a per share exercise price of $0.81. In April 2000, Mr. Weinberg was granted an additional 30,000 options under the 1998 Option Plan at a nominal exercise price per share, which options vest over 12 months. In connection with Mr. Weinberg's resignation on September 4, 2000 as the Chief Financial Officer and his resignation from the Company, the 30,000 options were accelerated and the Company undertook to pay to him, in one lump sum, six months salary and, subject to the adoption of Proposal No. 2 (Increase in Authorized Common Stock), the Company undertook to issue to Mr. Weinberg, 25,000 shares at a per share purchase price of $0.01.

      Mr. Wolff resigned from the Vice-Presidency of the company on September 4, 2000 and, in connection with such resignation, the options previously granted under the 1998 option Plan have been amended to vest over 4 quarterly installments, subject to his continued employment as Chief Executive Officer of Kliks.com, and the Company undertook, upon and subject to the adoption of Proposal No. 3 (Equity Incentive Plan), to issue 65,000 options, at an exercise price per share of $0.01, to vest over 4 quarterly installments.

      In March 2000 the Company undertook to issue to Dr. Yehuda Cern, Chief Technology Officer of ICC, subject to (and upon) the adoption of Proposal No. 3 (Equity Incentive Plan), (i) 50,000 options from such any newly adopted plan, such options to vest following 12 months of continuous employment with ICC and
(ii) an additional 50,000 options vesting following 24 months of continuous employment with ICC, in each case at an exercise price per share of $2.50.

      Mr. Wolff, the Company's former Vice-President, currently owns 41% of the issued capital of the Company's affiliate Kliks.com Ltd. The Company and Mr. Wolff entered into a shareholders agreement dated December 31, 1999 respecting the operations of Kliks. The Company exercised an option to purchase up to an additional 10% of Kliks and in August 2000 exercised such option to acquire an additional 9% of Kliks for $225,000.

      In August 2000, the Company, pursuant to its shareholders agreement with Kliks.com, advanced as a loan to Kliks $617,500. The Chief Executive Officer and a director of Kliks served, until September 4, 2000, as the Company's Vice-President. The members of the board of Kliks are Mr. Wolff and Michael Braunold.

      Mr. Jacob Davidson received 119,000 vested options in June 1999 under the Company's 1998 Stock Option Plan, at an exercise price per share of $0.81. Mr. Davidson, our former Chief Executive Officer resigned from the Company in June 1999.

      In July 2000, the Company privately placed an aggregate of 1,000,000 shares of its common stock with Dimensional Partners, Ltd. and Dimensional Partners, L.P. In connection with the placement of these shares, the Company also issued to these entities warrants to purchase, in the aggregate, 1,000,000 shares of its convertible preferred stock at an exercise price per share of $3.50. In August 2000, the Company privately placed an aggregate of 1,125,000 shares of its convertible preferred stock with Seneca Capital International Ltd. and Seneca Capital LP. In connection with the placement of these shares, the Company also issued to these entities warrants to purchase, in the aggregate, 1,125,000 shares of its convertible preferred stock at an exercise price per share of $3.50. Upon (and subject to) the adoption of Proposal No. 2 (Increase in Authorized Common Stock), the shares of convertible preferred stock will automatically convert into shares of common stock. Forty three and three quarter percent (43.75%) of the proceeds of this private placement must be used solely to finance the activities relating to the PLT subsidiary.

      In August-September 2000, the Company privately placed to certain unaffiliated private accredited investors approximately $7,350,000 in aggregate principal amount of convertible 10% debentures, which automatically convert into shares of the Company's common stock, at a conversion price per share ranging from $2.00 to $3.00 immediately following the adoption of Proposal No. 2 (Increase in Authorized Common Stock). Accordingly, the Company anticipates that following such adoption, there will be approximately 3,250,000 shares of the Company's common stock outstanding following such conversion, as well as warrants to purchase approximately an additional 3,250,000 shares of common stock. Upon conversion of the debentures and before exercise of the warrants, these investors will each own approximately 5% of the outstanding shares of common stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

                                 PROPOSAL NO. 1

                              Election of Director

      Mr. Isaacson is currently the sole director of the Company and has been nominated for election to hold office until the next annual meeting and until his successor is elected and qualified.

      It is the intention of the persons named in the accompanying proxy to vote FOR the election of Mr. Isaacson as director of the Company, unless authority to do so is withheld. If events not now known or anticipated make the nominee unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause Mr. Isaacson to become unavailable for election.

      Following the stockholders meeting, the Company intends to examine options available to it to recruit onto its Board of Directors non-employee individuals of stature and reputation. The Board of Directors is entitled to fill vacancies on the Board until the next annual meeting or until a successor is qualified.

Information Concerning the Director, Director Nominee and Executive Officers.

      The following table sets forth the name, age and position of the Director and Director nominee:

Name                          Age      Position
----                          ---      --------

Mark S. Isaacson ...........  41       Chairman of the Board, Chief Executive
                                       Officer and Director, Chief Executive
                                       Officer and Director of PLT Solutions,
                                       Inc.; Director of Insulated Connection
                                       Corporation, Ltd.

      Mark Isaacson has been a director and Chief Executive Officer of the Company and Chief Executive Officer of PLT Solutions, Inc. since September 12, 2000 and has been the acting Chief Operating Officer of PLT Solutions, Inc. since April 2000 until his appointment as Chief Executive Officer. From 1998 until April 2000, Mr. Isaacson served as an independent consultant to various companies in the high technology industry. From 1995 to 1998, he held the post of President of The Marlin Group, Inc., a marketing and business development consultancy specializing in brand marketing. In this capacity he was responsible for company operations and business development. From 1983 through 1994, as President of Prestige International, a specialist company in implementing consumer brand marketing and merchandising projects for Fortune 1000 companies, he was responsible for company operations and worldwide business development. Mr. Isaacson has over 16 years of senior management experience.

      The following individuals are not Directors or Director nominees, but serve as Executive Officers of the Company or Key Employees of the Company and/or its subsidiaries.

Name                  Age              Position
----                  ---              --------

Wilfred Kopelowitz    44               Chief Financial Officer; Chief Financial
                                       Officer of Ambient Ltd. and Insulated
                                       Connection Corporation

Ram Rao               36               Chief Network Architect

Dr. Yehuda Cern       56               Chief Technology Officer of Insulated
                                       Connection Corporation, Ltd.

Bernie Wolff          54               Chief Executive Officer and Director of
                                       Kliks.com Ltd.

      Mr. Kopelowitz has been Chief Financial Officer and Secretary of each of the Company and PLT Solutions, Inc. since September 11, 2000. From May 2000 through the time preceding his appointment as Chief Financial Officer, Mr. Kopelowitz worked for a financial consulting agency. From January 1999 through April 2000, Mr. Kopelowitz served as Corporate Controller at Amdocs, a multi-national company specializing in software solutions for customer care and billing to the telecommunictions industry whose securities are traded on NYSE. From August 1993 through December 1998, he served as Corporate Controller at Indigo N.V., a worldwide developer, manufacturer and distributor of innovative digital color printing systems. Mr. Kopelowitz held other senior finance positions with a major multi-national chemical company. Mr. Kopelowitz obtained a BA in economics and accounting in 1983 from Bar-Ilan University in Israel and is a certified public accountant.

      Mr. Ram Rao has been the Company's Chief Network Officer since September 2000. From March 2000 until the time immediately preceding his joining the Company, Mr. Rao was the Chief Information Officer at Mullen, one of the larger advertising agencies in North America. From November 1995 through February 2000, he was the President and Co-Founder of Gaialinks Inc., a company engaged in the development of network management software tools and providing network analysis and consulting services for large heterogeneous, multi-vendor, multi-protocol networks and systems. From January 1990 through November 1995, he was affiliated with Boston University where he was Associate Director (from January 1995 through November 1995) and a Network System Manager (from July 1990 through December 1994). Mr. Rao received a B.S. degree in Computer Engineering (cum laude) from Boston University College of Engineering in 1988.

      Dr. Yehuda Cern has been Chief Technology Officer of Insulated Connection Corporation, Ltd. since February 2000 and was the Chief Technology Officer of Ambient Ltd., the Company's subsidiary, from September 1997 to January 2000. Dr. Cern worked at AirOptics, Inc., an infrared communications company located in Lancaster, Pennsylvania and a subsidiary of JOLT, Ltd. in Jerusalem, as Chief Operating Officer and Senior Vice President from 1996 to 1997 and as Chief Technical Officer from 1993 to 1996. From 1991 to 1993, Dr. Cern served as R&D Manager and then Chief Operating Officer of News Datacom research Ltd., a subsidiary of News Corp. located in Israel. Dr. Cern received a B.S. degree and an M.Sc. degree in electrical engineering from Wayne State University in Detroit and a Ph.D. in medical electronics from the Weizmann Institute in Israel.

      Bernie Wolff has been the Chief Executive Officer and Director of the Company's subsidiary Kliks.com Ltd. since January 2000. Mr. Bernie Wolff served as Vice-President of the Company from March 2000 until his resignation from that position on September 4, 2000. From 1998 to 1999 he held the post of Executive Vice President of Strategic Alliances and Business Development for PFS Ltd., a software development company in Israel, specializing in wholesale banking Fx and MM trading systems for financial institutions. From November 1997 until January 1998, Mr. Wolff served as a Vice President of Surecomp Ltd., a software development company in Israel. From 1982 to October 1997, he held senior international corporate positions in 5 countries for Philips Electronics in a career spanning almost 25 years. Prior to moving to Israel in 1997, he served for seven years as a Senior Vice President of Sales and Marketing for Philips Home Services in the U.S. In this capacity, he was responsible for the investigation of the on-line services industry in the U.S.

Certain Information Regarding the Board of Directors

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the Board. The Board has not authorized any audit, compensation or other committee.

      Board members do not receive any cash compensation for serving on the Board.

      During the course of 1999, the Board held four meetings. Each incumbent director attended at least 75% of the meetings.

Board Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MARK S. ISAACSON TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

     Amendment of the Certificate of Incorporation to Increase the Number of Shares of Common Stock that the Company is Authorized to Issue

      The Company's Certificate of Incorporation presently authorizes the issuance by the Company of up to twenty five million (25,000,000) shares of stock, consisting of twenty million (20,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of the Record Date, there were 12,839,083 shares of Common Stock issued and outstanding, and an additional 5,965,000 shares of Common Stock reserved for issuance under the Company's stock option plans or upon the exercise of warrants, leaving a balance of 1,220,917 authorized, unissued and unreserved shares of Common Stock. One million one hundred twenty five thousand (1,125,000) shares of Convertible Preferred Stock have been issued and two million one hundred twenty five thousand shares of Preferred Stock are reserved for issuance upon exercise of warrants that were issued for the purchase of convertible preferred shares, which convertible preferred shares will automatically convert into shares of Common Stock upon the adoption of Proposal No. 2 (Increase in Authorized Common Stock). Additionally, the Company privately placed to certain unaffiliated private accredited investors approximately $7,350,000 in aggregate principal amount of convertible 10% debentures, which automatically convert into shares of the Company's common stock, at a conversion price per share ranging from $2.00 to $3.00 immediately following the adoption of Proposal No. 2 (Increase in Authorized Common Stock).

      Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has approved, and voted to recommend that the stockholders approve, the proposed amendment to the Company's Certificate of Incorporation (in the form attached hereto as Exhibit A) whereby the number of shares of Common Stock which the Company would be authorized to issue would be increased to One Hundred Million (100,000,000) shares. If the amendment to the Certificate of Incorporation is approved by the stockholders at the Annual Meeting, the Company intends to file such certificate with the Secretary of State of the State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

      The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock.

      The Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of the proposed additional shares of Common Stock except for the 2000 Equity Incentive Plan discussed below and the conversion to shares of Common Stock of the convertible preferred stock outstanding or issuable upon exercise of warrants discussed above and the conversion of the 10% convertible debentures, the Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

      Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

Board Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3

                 Ratification of the 2000 Equity Incentive Plan

      At the Annual Meeting, the stockholders will be asked to ratify the Company's proposed 2000 Equity Incentive Plan (the "2000 Equity Incentive Plan") in the form attached hereto as Exhibit B. The 2000 Equity Incentive Plan was approved by the Board of Directors on July 21, 2000. A total of 5,000,000 shares of Common Stock have been reserved for issuance under the 2000 Equity Incentive Plan.

      The Board of Directors believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The Board of Directors further believes that such awards have been a key element in the Company's growth. The adoption of the 2000 Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

      Currently, the Company has in effect the 1998 Option Plan, with a total of 250,000 shares of Common Stock reserved for issuance thereunder. As of October 6, 2000, options for 210,000 shares of Common Stock have been issued under the 1998 Option Plan. Upon and (subject to) the adoption of the proposed 2000 Equity Incentive Plan, the Company intends to discontinue use of the 1998 Option Plan.

      Each of the executive officers of the Company has an interest in the approval of the 2000 Equity Incentive Plan in so far as they are eligible to receive options under that plan. Except as discussed in Executive Compensation - Employment Agreements and Key Employees, the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company under the 2000 Equity Incentive Plan.

      Summary of the Terms of the 2000 Equity Incentive Plan

The 2000 Equity Incentive Plan Administration

      The 2000 Equity Incentive Plan shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the 2000 Equity Incentive Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Equity Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Equity Incentive Plan.

Shares Available

      The aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Equity Incentive Plan is 5,000,000 shares. Such shares may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the 2000 Equity Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Code.

Eligibility

      Persons eligible to participate in the 2000 Equity Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. Except as specifically discussed in Executive Compensation - Employment Agreement and Key Employees, the specific individuals to whom awards will be made in the future cannot be determined at this time.

Awards

      The 2000 Equity Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The 2000 Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, including cash payments for the income and employment taxes imposed on a participant in respect of any award.

Stock Options and Stock Appreciation Rights

      The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Equity Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

Restricted Stock

      The 2000 Equity Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may be subject to certain restrictions and which may be forfeitable to the Company upon termination of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

Other Stock-based Awards, Bonus Stock and Awards in Lieu of Cash Obligations

      In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Equity Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Cash Payments

      The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Equity Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

Performance Units

      The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

Performance-based Awards

      The Committee may (but is not required to) grant awards pursuant to the 2000 Equity Incentive Plan to a participant who, in the year of grant, may be among the Company's executive officers and key employees ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or
(ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied. The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 500,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the 2000 Equity Incentive Plan, (ii) 500,000 Performance Units, (iii) a Tax Bonus payable with respect to the stock-based awards and Performance Units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

Other Terms of Awards

      In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Equity Incentive Plan. Awards granted under the 2000 Equity Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Equity Incentive Plan grants the Committee broad discretion in the operation and administration of the 2000 Equity Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Equity Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Equity Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

Change of Control

      In the event of a change of control of the Company, all awards granted under the 2000 Equity Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Equity Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the 2000 Equity Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

Amendment and Termination

      The 2000 Equity Incentive Plan is of indefinite duration; continuing until all shares reserved thereunder have been issued and performance units have been granted or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Equity Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Equity Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Equity Incentive Plan.

Certain Federal Income Tax Consequences to the Company and the Participant

      The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant generally will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company generally be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of a participant who is an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions that lapse) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

      If a participant exercises an option which meets the requirements of an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will generally not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

      With respect to other awards (including an SAR or a Performance Unit) granted under the 2000 Equity Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of a participant who is an employee) to withholding taxes equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

      With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (no later than 30 days after the transfer of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

      The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, in the event that an award vests or becomes exercisable, or restrictions with respect to which an award is subject lapse upon a Change in Control, a "parachute payment" may result under
Section 280G of the Code. To the extent any such parachute payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to any regular income tax).

Section 162(m) Provisions

      The 2000 Equity Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of the exercise of stock options or SARs granted under the 2000 Equity Incentive Plan with an exercise or grant price at least equal to the fair market value of the Common Stock on the date of grant and which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation realized in respect of such stock options or SARs to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, if the 2000 Equity Incentive Plan is approved by the stockholders, then the compensation payable pursuant to the exercise of such stock options or SARs granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, if granted once the Plan is administered by a Committee consisting solely of two or more "outside directors," and provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of Section 162(m) of the Code. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation.

Board Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE 2000 EQUITY INCENTIVE PLAN.

                                 PROPOSAL NO. 4

                 Ratification of Certain Stock Option Issuances

      The Board of Directors has granted to certain of the Company's executive officers and key employees stock options to purchase shares of the Company's Common Stock, at various per share exercise prices that are below the stock's publicly traded price on the date of grant. It is the Board's view that these option grants were required in order to recruit and retain the services of qualified personnel. The Board's decision to grant these options is subject, in the case of the grant to the Company's Chief Executive Officer, Mr. Mark Isaacson, to adoption of Proposal No. 2 (Increase in Authorized Common Stock) and, in all other cases, to the adoption of Proposal No. 3 (Equity Incentive
Plan).

      Stockholders are being asked to ratify the issuance of the stock options to certain directors and executive officers as discussed below in accordance with Rule 16b-3 promulgated under The Securities Exchange Act of 1934 relating to certain sales and purchases of the Company's securities by the Company's directors, executive officers and 10% stockholders. Ratification of these stock option issuances by the stockholders will have the effect of relieving the grantees of such options from certain consequences which may follow any sale by any of them of the securities subject to the options within a six month period commencing on the date on which the options were granted. None of the stock options discussed below, however, are subject to the approval of the stockholders.

      These stock option grants, which are discussed elsewhere in this proxy statement, are summarized below.

      The Board of Directors has granted to the Company's Chief Executive Officer, Mr. Mark Isaacson, a fully vested option to purchase up to 1,350,000 shares of the Company's Common Stock at an exercise price per share of $1.00. The Option to Mr. Isaacson is subject to the adoption of Proposal No. 2 (Increase in Authorized Common Stock).

      The Board of Directors also granted to the Company Chief Financial Officer, Mr. Wilfred Kopelowitz, an option to purchase up to 240,000 shares of the Company's Common Stock, 90,000 of which are fully vested on the date of grant, at exercise prices per share ranging between $1 and $2 and subject to certain vesting schedules. The issuance to Mr. Kopelowitz is to be made from the 2000 Equity Plan and, accordingly, the issuance to Mr. Kopelowitz is subject to the adoption of Proposal No. 3 (Equity Incentive Plan).

      The Board of Directors also undertook, subject to the approval of Proposal No. 3 (Equity incentive Plan), to issue to its Chief Network Architect, Mr. Ram Rao, options to purchase up to 120,000 shares of the Company's Common Stock and to the Chief Technology Officer of one of its subsidiaries, Dr. Yehuda Cern, 100,000 shares, all at various exercise prices per shares and subject to certain vesting conditions.

      The Board also granted to Mr. Bernie Wolff, the Chief Executive Officer of Kliks.com, the Company's subsidiary, options to purchase up to 65,000 shares of the Company's Common Stock.

      For details relating to each of these issuances, see "Executive Compensation-Employment Agreements" and "Certain Relationships and Related Transaction."

Board Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE FOERGOING STOCK OPTION GRANTS.

                                 PROPOSAL NO. 5

                 Ratification of Independent Public Accountants

      The Board of Directors has appointed the firm of Brightman Almagor & Co. ("Brightman Almagor"), a member of Deloitte Touche Tohmatsu, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000, subject to ratification by the Company's stockholders. The Company does not expect that a representative of Brightman Almagor will be present at the Annual Meeting, nor does the Company expect that a representative will be available to respond to questions or make a statement to stockholders.

Board Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

      Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                           2001 STOCKHOLDER PROPOSALS

      Under the rules of the SEC, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than April 14, 2001. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2001 proxy statement.

                          ANNUAL AND QUARTERLY REPORTS

      Enclosed is the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1999, including audited financial statements, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. Such Annual Report on Form 10-KSB/A and Quarterly Report on Form 10-QSB do not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

      The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

                             ADDITIONAL INFORMATION

      A copy of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available upon written request. Any such request should be directed to Ambient Corporation, Attention: Wilfred Kopelowitz, 1033 Beacon Street, Brookline, Massachusetts, 02446.

                              ---------------------

      It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.


                                       By Order of the Board of Directors


                                       Mark S. Isaacson
                                       Chairman of the Board

November 10, 2000

                               AMBIENT CORPORATION
                               1033 Beacon Street
                         Brookline, Massachusetts, 02446

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS November 27, 2000

      The undersigned hereby constitutes and appoints MARK S. ISAACSON and WILFRED KOPELOWITZ, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of AMBIENT CORPORATION that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AMBIENT CORPORATION, to be held on November 27, 2000, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

      1. ELECTION OF DIRECTORS. Nominee: MARK S. ISAACSON (Mark only one of the following boxes.)

                  VOTE FOR the nominee listed above: __________________

                  VOTE WITHHELD from the nominee.

      2. PROPOSAL TO APPROVE THE AMENDMENT TO THE CETIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 20 MILLION TO 100 MILLION SHARES.

                  FOR               AGAINST               ABSTAIN

      3. PROPOSAL TO RATIFY THE ADOPTION OF THE COMPANY'S 2000 EQUITY INCENTIVE PLAN.

                  FOR               AGAINST               ABSTAIN

      4.    PROPOSAL TO RATIFY THE GRANT OF STOCK OPTIONS TO THE COMPANY
            OFFICERS.

      5. PROPOSAL TO RATIFY THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

                  FOR               AGAINST               ABSTAIN

      6. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

                        (Continue and sign on other side)

                           (Continued from other side)

            The shares of Common Stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted for the election of the nominee listed in Proposal No. 1 and for Proposals No. 2, No. 3, 4 and 5 and will be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting.

            The undersigned acknowledges receipt of the accompanying Proxy Statement dated November 10, 2000.

                                       Dated: ____________________, 2000

                                       __________________________________

                                       __________________________________
                                           Signature of Shareholder(s)

                                       (When signing as attorney, trustee,
                                       executor, administrator, guardian,
                                       corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.) Please date and sign exactly as name appears above.

                                       I plan            I do not plan

                                       to attend the Annual Meeting.

                                    Exhibit A

        Proposed Amendment to the Company's Certificate of Incorporation

The first paragraph of Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

"4. The aggregate number of shares of stock which the corporation shall have the authority to issue is 105,000,000, 100,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are shares of Preferred Stock."

                                    Exhibit B

                               AMBIENT CORPORATION

                           2000 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

            The purpose of the Ambient Corporation 2000 Equity Incentive Plan (the "Plan") is to further the interests of Ambient Corporation (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

            For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Award" means any Option, Performance Unit, SAR (including a Limited
SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

      (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

      (c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

            Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

      (h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

      (i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

      (j) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

      (k) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

      (l) "Restricted Stock" means Stock awarded to a Participant pursuant to
Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

      (m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

      (n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

      (o) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

      (p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of
(i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

            The Plan shall be administered by shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee which may be comprised of one or more members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

            Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

      (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $.001 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 5,000,000 shares.

      (b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 500,200. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

            No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

      (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

            (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

            (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

            (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

      (c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

            (i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

            (ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

            (ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

            (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

      (e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

            (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

      (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

      (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

      (h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

            (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

            (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

      (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

      (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

      (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

      (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

      (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

      (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

            The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 500,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 500,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

      (h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

      (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

      (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. General Provisions

      (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

            The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

            Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or
(iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

      (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

      (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

      (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

      (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

      (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

      (g) Effective Date. The effective date of the Plan is July 21, 2000.

      (h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.